Exhibit 10.13
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LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“Agreement”) is entered into and effective as of November 5, 2025 (the “Effective Date”), by and between Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), and Crescent Biopharma, Inc., a Cayman Islands exempted company (“Crescent”). Paragon and Crescent are also referred to herein individually as a “Party,” or collectively as the “Parties.”
RECITALS
WHEREAS, Paragon has developed a proprietary platform technology for the discovery and development of antibodies against therapeutically relevant targets;
WHEREAS, pursuant to that certain Amended and Restated ADC Discovery and Option Agreement, dated as of April 28, 2025, by and among Paragon, Parascent Holding LLC, and Crescent (as such agreement may be amended from time to time, the “Option Agreement”), Crescent has engaged Paragon to generate, conjugate, and develop one or more antibody-drug conjugates directed to a certain mutually agreed therapeutic target of interest and has been granted an exclusive option to enter into a license agreement with Paragon to further develop, manufacture and commercialize the resulting antibody-drug conjugates;
WHEREAS, Crescent has exercised such option with respect to the Licensed Target (as defined below), and the Parties desire to memorialize the exclusive license from Paragon to Crescent with respect to such Licensed Target, all on the terms and subject to the conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS.
The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):
1.1    “Achievement of Development Candidate” means the first to occur of: (a) nomination by Crescent’s Board of Directors of a Licensed ADC, Derived ADC or Crescent Multispecific ADC as a “Development Candidate” (“Nomination of a DC”); and (b) the initiation by or on behalf of Crescent or its Affiliate or Sublicensee of a toxicology study with respect to a Licensed ADC, Derived ADC or Crescent Multispecific ADC that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an Investigational New Drug application (“GLP Tox Initiation”).

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1.2    “Acquired Program” has the meaning set forth in Section 2.2(c).
1.3    “Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable Party in the definition of Change of Control, and (b) such Party’s Affiliates, determined immediately prior to the closing of such Change of Control ((a) and (b) collectively, the “Pre-Existing Entities”).
1.4    “ADC” means a compound that comprises or contains an Antibody that is chemically conjugated or otherwise attached to a payload with a linker (the portion of such compound that does not comprise an Antibody, the “Linker-Payload”).
1.5    “ADC Components” means, with respect to an ADC, (a) a linker, (b) a payload, and (c) any technology that is used or useful to chemically conjugate or otherwise attach an Antibody to a payload with a linker (“Conjugation Technology”). For clarity, ADC Components shall exclude Antibodies.
1.6    “ADC Information” means electronic files containing a description of (a) the Linker-Payloads included in the Licensed ADCs, and (b) any Conjugation Technology used to conjugate the Licensed ADCs.
1.7    “ADC Invention” means (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Program that constitutes the composition of matter of any ADC Component or that relates to ADC Component discovery or development or methods of using, making or manufacturing ADC Components, and (b) all Intellectual Property Rights therein that are Controlled by Paragon or its Affiliates.
1.8    “ADC Patents” means, with respect to the Research Program, all Patents that Cover the composition of matter of, or any method of using, making or manufacturing, any ADC Component included in a Licensed ADC, including Patents with the following claims: (a) claims to an ADC Component included in a Licensed ADC; and (b) claims to the Conjugation Technology used to conjugate a Licensed ADC, that are in each case Controlled by Paragon or its Affiliates.
1.9    “ADC Results” means the data, results, analysis, conclusions, outcomes, information, documentation and reports that are generated by or on behalf of Paragon in performance of the Research Program to the extent relating to ADC Components, including the ADC Information but excluding ADC Components, Licensed ADC Inventions, and Licensed ADC Patents.
1.10    “ADC Technology” means, with respect to the Research Program, (a) the ADC Inventions, (b) the ADC Patents, (c) the ADC Information and the ADC Results, and (d) all Intellectual Property Rights therein that are Controlled by Paragon and its Affiliates.

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1.11    “Affiliate” means any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, (b) [***], and (c) [***].
1.12    “Agreement” has the meaning set forth in the preamble.
1.13    “Antibody” means any molecule, including [***].
1.14    “Applicable Law” means any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the Party at issue.
1.15    “Background ADC Know-How” means Know-How that is Controlled by Paragon or its Affiliates as of the Effective Date or during the Term to the extent that such Know-How (a) relates specifically to an ADC Component included in a Licensed ADC, and (b) is necessary to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs or Derived ADCs in the Field in the Territory. Notwithstanding the foregoing, the Background ADC Know-How shall not include (i) [***], (ii) [***], or (iii) [***].
1.16    “Background ADC Patents” means any Patents Controlled by Paragon or its Affiliates as of the Effective Date or during the Term that (a) Cover the composition of matter of, or any method of using, making or manufacturing (i) any ADC Component included in a Licensed ADC, or (ii) any Conjugation Technology used to conjugate a Licensed ADC, and (b) are necessary to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs or Derived ADCs in the Field in the Territory. Notwithstanding the foregoing, the Background ADC Patents shall not include (1) any Patents owned or otherwise controlled by Paragon or its Affiliates that Cover the composition of matter of, or any method of specifically making or using, a Multispecific ADC or a Multispecific Product, (2) the Licensed Project ADC Patents, (3) the Licensed ADC Patents, (4) the Paragon Platform Patents (as defined in the Option Agreement), or (5) Other Licensed Patents.
1.17    “Background ADC Technology” means (a) the Background ADC Know-How, and (b) the Background ADC Patents.
1.18    “Bankruptcy Code” has the meaning set forth in Section 8.4.
1.19    “Bankruptcy Event” has the meaning set forth in Section 8.4.
1.20    “Business Day” means any day other than Saturday, Sunday or a national holiday in the United States.

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1.21    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.22    “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.23    “Change of Control” means, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect Affiliate parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).
1.24    “Claim” has the meaning set forth in Section 9.3.
1.25    “COC Program” has the meaning set forth in Section 2.2(a).
1.26    “Combination Product” has the meaning set forth in Section 1.78.
1.27    “Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize an ADC or product, including any Licensed ADC, Derived ADC, Product, Multispecific ADC or Multispecific Product, as applicable. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.28    “Commercially Reasonable Efforts” means the level of efforts, expertise, and resources commonly applied by a pharmaceutical company or biopharmaceutical company to carry out a particular task or obligation with respect to a pharmaceutical or biologic compound, product or therapy owned by it, or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of other products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound,

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product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, scientific or medical factors. For clarity, the “Commercially Reasonable Efforts” of a Party under this Agreement will be determined on a product-by-product and country-by-country basis within the Territory, and it is anticipated that the level of effort for different indications and countries may differ and may change over time, reflecting changes in the status of the compound, product or therapy and the indications and the country or countries involved.
1.29    “Confidential Information” of a Party means any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, the Licensed ADC Technology shall be the Confidential Information of both Parties.
1.30    “Conjugation Technology” has the meaning set forth in Section 1.5.
1.31    “Control” (including any variations such as “Controlled”) means, with respect to any technology (including Know-How) or other Intellectual Property Rights, possession by a Party or one of its Affiliates of the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party; provided, that if following the Effective Date (a) Paragon would Control any Patent that would be included in the Licensed ADC Patents or Other Licensed Patents but for an obligation to pay royalties or other consideration for the Development, Manufacture, Commercialization or other exploitation of a Crescent Product in the Territory in connection with a grant to Crescent of a license under such Patent, and (b) Crescent, pursuant to Section 2.6, agrees in writing to reimburse Paragon for all such royalties or other consideration, then such Patents shall be deemed Controlled by Paragon. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (i) prior to the consummation of a Change of Control of such Party is owned or in-licensed, or (ii) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((i) or (ii)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

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1.32    “Cover” or “Covering” means, with respect to a particular product, any Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.
1.33    “CREATE Act” has the meaning set forth in Section 5.2(e).
1.34    “Crescent” has the meaning set forth in the preamble.
1.35    “Crescent ADC Patents” means all Patents that Cover the composition of matter of, or any method of specifically making or using, any Licensed ADC or Derived ADC, that in each case are owned or otherwise controlled by Crescent or its Affiliates or Sublicensees as of the Effective Date or during the Term.
1.36    “Crescent Indemnitees” has the meaning set forth in Section 9.2.
1.37    “Crescent Intellectual Property” means any Patents, Know-How or other Intellectual Property Rights that are (a) necessary for, and actually used (or held for use) by Crescent or its Affiliates as of the effective date of termination of this Agreement in the Development, Manufacturing, Commercialization or other exploitation of Crescent Products, and (b) Controlled by Crescent or its Affiliates as of the effective date of termination of this Agreement.
1.38    “Crescent Multispecific ADC” means any Multispecific ADC that is Developed, Manufactured, Commercialized or otherwise exploited by Crescent, its Affiliates or Sublicensees (other than Paragon and its Affiliates and other licensees).
1.39    “Crescent Multispecific Product” means any product that comprises or contains any Crescent Multispecific ADC.
1.40    “Crescent Product” means, individually or collectively, as applicable, Licensed ADCs, Derived ADCs, Products, Crescent Multispecific ADCs and Crescent Multispecific Products.
1.41    “Derived ADC” means any ADC that is created by or on behalf of Crescent (but not by Paragon under the Option Agreement), its Affiliates or its or their licensees and: (a) [***], and (b) [***]. For avoidance of doubt, any ADC that contains an Antibody that [***].
1.42    “Develop” or “Developing” means to discover, evaluate, test, research or otherwise develop an ADC or product, including a Licensed ADC, Derived ADC, Product, Multispecific ADC or Multispecific Product, as applicable. When used as a noun, “Development” means any and all activities involved in Developing.
1.43    “Directed To” means, with regard to an Antibody, ADC or product, that such Antibody, ADC or product is developed or designed to (a) [***], and (b) [***].

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1.44    “Disclosing Party” has the meaning set forth in Section 1.29.
1.45    “Dispute” has the meaning set forth in Section 10.7.
1.46    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.47    “Effective Date” has the meaning set forth in the preamble.
1.48    “Exclusivity Period” means the period commencing on the Effective Date and continuing until [***].
1.49    “FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.
1.50    “Field” means the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.
1.51    “First Commercial Sale” means the first sale of a Crescent Product by Crescent, or one of its Affiliates or its or their Sublicensees, to a Third Party after receipt of all Regulatory Approvals required to market and sell the Crescent Product have been obtained in the country in the Territory in which such Crescent Product is sold. Sales for purposes of testing the Crescent Product and sample purposes shall not be deemed a First Commercial Sale. Furthermore, for purposes of clarity, the term “First Commercial Sale” as used in this Agreement shall not include: (a) [***]; (b) [***]; or (c) [***].
1.52    “Force Majeure” has the meaning set forth in Section 10.2.
1.53    “GLP Tox Initiation” has the meaning set forth in Section 1.1.
1.54    “IND” means an investigational new drug application or equivalent application that is required to commence clinical trials for a product in the Territory and filed with the applicable Regulatory Authority.
1.55    “Indemnified Party” has the meaning set forth in Section 9.3.
1.56    “Indemnifying Party” has the meaning set forth in Section 9.3.
1.57    “Intellectual Property Rights” means any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.
1.58    “Know-How” means all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability

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of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.
1.59    “Licensed ADC” means any and all ADCs that (a) comprise or contain a monospecific Antibody that is Directed To the Licensed Target, and (b) are generated or conjugated by Paragon in the course of performing the Research Program.
1.60    “Licensed ADC Patents” has the meaning set forth in Section 1.61.
1.61    “Licensed ADC Technology” means (a) the ADC Inventions relating specifically and solely to the composition of matter of any Licensed ADC, (b) the ADC Patents that Cover the composition of matter of, or any method of using, making or manufacturing (i) any ADC Component included in a Licensed ADC, or (ii) any Conjugation Technology used to conjugate a Licensed ADC (“Licensed ADC Patents”), (c) the ADC Information, (d) the ADC Results relating specifically and solely to (i) any ADC Component included in a Licensed ADC, or (ii) any Conjugation Technology used to conjugate a Licensed ADC, and (e) the Background ADC Technology.
1.62    “Licensed Component(s)” has the meaning set forth in Section 1.78.
1.63    “Licensed Project ADC Information” means electronic files containing a description of the Licensed ADCs generated or conjugated under the Research Program, including the sequences of all monospecific Antibodies included in the Licensed ADCs.
1.64    “Licensed Project ADC Invention” means (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Program that constitutes the composition of matter of (i) any Licensed ADC as a whole, or (ii) any monospecific Antibody included in a Licensed ADC, and (b) all Intellectual Property Rights in the foregoing, that in each case is Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. Licensed Project ADC Inventions expressly exclude any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Program that (1) constitutes an ADC Invention, or (2) does not specifically and solely relate to a Licensed ADC (including payloads, linkers or Conjugation Technology with broader applicability to ADCs), and all Intellectual Property Rights in the foregoing that are Controlled by Paragon or its Affiliates.
1.65    “Licensed Project ADC Patents” means all Patents that Cover the composition of matter of (a) any Licensed ADC as a whole, or (b) any monospecific Antibody included in a Licensed ADC, including Patents with the following claims: (i) claims to the monospecific Antibody included in a Licensed ADC; (ii) claims to the monospecific Antibody included in a

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Licensed ADC with any payload; and (iii) specific picture claims to the Licensed ADCs, that are in each case Controlled by Paragon or its Affiliates. Licensed Project ADC Patents shall exclude ADC Patents.
1.66    “Licensed Project ADC Results” means the data, results, analysis, conclusions, outcomes, information, documentation and reports that are generated by or on behalf of Paragon in performance of the Research Program, excluding Licensed ADCs, Licensed Project ADC Inventions, Licensed Project ADC Patents, Licensed Project ADC Information and the ADC Technology.
1.67    “Licensed Project ADC Technology” means (a) the Licensed Project ADC Inventions, (b) the Licensed Project ADC Patents, (c) the Licensed Project ADC Information, (d) the Licensed Project ADC Results, and (e) all Intellectual Property Rights in the foregoing Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. The Licensed Project ADC Technology shall exclude the Paragon Platform Technology and the ADC Technology.
1.68    “Licensed Target” means Programmed cell death-ligand 1 (PD-L1).
1.69    “Linker-Payload” has the meaning set forth in Section 1.4.
1.70    “Losses” has the meaning set forth in Section 9.1.
1.71    “MAA” means (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetics Act, and applicable regulations promulgated thereunder by the FDA, (b) a Biologics License Application in the United States, as defined in the United States Public Health Service Act, or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.
1.72    “Major Market Country” means any of the following: [***].
1.73    “Manufacture” or “Manufacturing” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store an ADC or product, including any Licensed ADC, Derived ADC, Product, Multispecific ADC or Multispecific Product or any component thereof, as applicable. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing an ADC or product, including any Licensed ADC, Derived ADC, Product, Multispecific ADC or Multispecific Product or any component thereof, as applicable.
1.74    “Milestone” has the meaning set forth in Section 4.1.
1.75    “Milestone Payment” has the meaning set forth in Section 4.1.
1.76    “Multispecific ADC” means any ADC that is comprised of (a) [***], and (b) [***].

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1.77    “Multispecific Product” means any product that comprises or contains any Multispecific ADC.
1.78    “Net Sales” means the gross amounts received for the Crescent Product by Crescent, its Affiliates and Sublicensees for sales or other commercial disposition of such Crescent Product in the Territory to unrelated Third Parties, less the following, in each case related specifically to the Crescent Product and actually incurred, paid or accrued by Crescent, its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to Crescent, its Affiliates or Sublicensees;
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***];
(e)    [***]; and
(f)    [***].
Net Sales will include [***]. Net Sales will be calculated only once for the first bona fide arm’s length sale of the Crescent Product by Crescent, its Affiliates or its Sublicensees to a Third Party, and will not include sales between or among [***]. Net Sales shall not include any amounts invoiced for [***] (i) [***], (ii) [***], or (iii) [***].
Net Sales shall be determined from the books and records of Crescent, Affiliates of Crescent or any Sublicensee maintained in accordance with U.S. generally accepted accounting principles (GAAP) consistently applied. Crescent further agrees in determining Net Sales, it (or its applicable Affiliate or Sublicensee) will use Crescent’s (or such Affiliate’s or Sublicensee’s) then current standard procedures and methodology.
If a Crescent Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Combination Product, shall be determined as follows: [***]. If any Other Component in the Combination Product is not sold separately, Net Sales shall be calculated by [***]. If both the Licensed Component(s) and any of the Other Components are not sold separately, the adjustment to Net Sales shall be determined by the Parties [***]to reasonably [***].
For purposes of this definition, “Combination Product” means any pharmaceutical product that contains two (2) or more active ingredients, including (A) one (1) or more Licensed ADCs, Derived ADCs or Multispecific ADCs (the “Licensed Component”), and (B) one (1) or more active pharmaceutical or biological ingredients that are not (x) a Licensed ADC, Derived ADC or

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Multispecific ADC, or (y) an Antibody or ADC owned or controlled by Paragon or its Affiliate, the rights to which have been licensed to Crescent or its Affiliate under a separate agreement (“Other Component(s)”), either as [***], [***] or [***].
1.79    “Nomination of a DC” has the meaning set forth in Section 1.1.
1.80    “Notice of Dispute” has the meaning set forth in Section 10.7(a).
1.81    “Option Agreement” has the meaning set forth in the preamble.
1.82    “Other Component(s)” has the meaning set forth in Section 1.78.
1.83    “Other Licensed Patents” means any Patents Controlled by Paragon or its Affiliates as of the Effective Date or during the Term that (a) include a claim that expressly recites the sequence of the monospecific Antibody included in a Licensed ADC or Derived ADC, and (b) are necessary to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs or Derived ADCs in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Patents shall not include (i) any Patents owned or otherwise controlled by Paragon or its Affiliates that Cover the composition of matter of, or any method of specifically making or using, a Multispecific ADC or a Multispecific Product, (ii) the Licensed Project ADC Patents, (iii) the Licensed ADC Patents, (iv) the Paragon Platform Patents (as defined in the Option Agreement), or (v) the Background ADC Patents.
1.84    “Paragon” has the meaning set forth in the preamble.
1.85    “Paragon Indemnitee” has the meaning set forth in Section 9.1.
1.86    “Paragon Patents” has the meaning set forth in Section 5.2(c).
1.87    “Paragon Third Party Agreement” has the meaning set forth in Section 2.6.
1.88    “Parent Entity” has the meaning set forth in Section 1.23.
1.89    “Party” has the meaning set forth in the preamble.
1.90    “Patent Challenge” has the meaning set forth in Section 5.3(a).
1.91    “Patent Infringement” has the meaning set forth in Section 5.3(a).
1.92    “Patents” means (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.
1.93    “PD-L1” means Programmed cell death-ligand 1.

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1.94    “Phase I Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.95    “Phase II Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.96    “Phase III Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.
1.97    “Pre-Existing Entities” has the meaning set forth in Section 1.3.
1.98    “Product” means any product that comprises or contains any Licensed ADC or Derived ADC other than as part of a Multispecific ADC or a Multispecific Product.
1.99    “Prosecute” or “prosecution” has the meaning set forth in Section 5.2(a).
1.100    “Receiving Party” has the meaning set forth in Section 1.29.
1.101    “Regulatory Approval” means all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory under this Agreement.
1.102    “Regulatory Authority” means any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture marketing or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States and the EMA in Europe.
1.103    “Reimbursement Obligation” has the meaning set forth in Section 2.6.
1.104    “Remaining Recovery” has the meaning set forth in Section 5.3(f).
1.105    “Representatives” of a Party means such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.
1.106    “Research Program” means the Research Program (as defined in the Option Agreement) conducted by the Parties pursuant to the Option Agreement with respect to the Licensed Target.
1.107    “Reversion Products” has the meaning set forth in Section 8.5(c).

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1.108    “Royalty Payments” has the meaning set forth in Section 4.2(a).
1.109    “Royalty Term” means, on a Crescent Product-by-Crescent Product and country-by-country basis, the period commencing on First Commercial Sale of the applicable Crescent Product in the applicable country in the Territory and ending, with respect to the particular Crescent Product and country at issue on the latest of the following dates: (a) the twelfth (12th) anniversary of the date of First Commercial Sale of such Crescent Product in such country; or (b) the expiration of the last-to-expire Valid Claim of (i) a Licensed Project ADC Patent, (ii) a Licensed ADC Patent, (iii) a Background ADC Patent, (iv) an Other Licensed Patent, or (v) a Crescent ADC Patent, Covering the Manufacture, use or sale of such Crescent Product in the country at issue.
1.110    “Sublicensee” means any Affiliate of Crescent or Third Party that receives a grant of a sublicense of, or other authorization or permission granted under, the licenses and rights granted to Crescent in Section 2.1, either directly from Crescent or through multiple tiers.
1.111    “Target” means a protein molecule that (a) [***], and (b) [***].
1.112    “Term” has the meaning set forth in Section 8.1.
1.113    “Territory” means worldwide.
1.114    “Third Party” means any person or entity other than Paragon or Crescent or an Affiliate of either Paragon or Crescent.
1.115    “Third Party Claim” has the meaning set forth in Section 9.1.
1.116    “US” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.
1.117    “Valid Claim” means, with respect to a particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than seven (7) years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

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ARTICLE II
LICENSES; TECHNOLOGY TRANSFER.
2.1    License Grants from Paragon.
(a)    Subject to the terms of this Agreement, Paragon hereby grants to Crescent a royalty-bearing, exclusive (even as to Paragon and its Affiliates, subject to Paragon’s retained rights under Section 2.4) license, including the right to sublicense through multiple tiers (subject to Section 2.3), under the Licensed Project ADC Technology to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs, Derived ADCs, and Products in the Field in the Territory.
(b)    Subject to the terms of this Agreement, Paragon hereby grants to Crescent a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.3), under the Licensed Project ADC Technology to Develop, Manufacture, Commercialize or otherwise exploit Multispecific ADCs and Multispecific Products in the Field in the Territory.
(c)    Subject to the terms of this Agreement, Paragon hereby grants to Crescent a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.3), under the Licensed ADC Technology to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs, Derived ADCs, Products, Multispecific ADCs and Multispecific Products in the Field in the Territory.
(d)    Subject to the terms of this Agreement, Paragon hereby grants to Crescent a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.3), under the Other Licensed Patents to Develop, Manufacture, Commercialize or otherwise exploit Licensed ADCs, Derived ADCs and Products in the Field in the Territory.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, the foregoing license rights do not include any rights to (i) [***], or (ii) [***].
2.2    Exclusivity.
(a)    Subject to the terms of this Section 2.2, to the maximum extent permissible under Applicable Law, during the Exclusivity Period, Paragon shall not, and shall ensure that its Affiliates do not, directly or indirectly, conduct any activity, either on its own or with, for the benefit of, or sponsored by any Third Party, including granting any license to any Third Party that would permit such Third Party, to develop, manufacture, commercialize, or otherwise exploit any ADC consisting of (i) a monospecific Antibody that is Directed To the Licensed Target and (ii) a linker and a payload. It will not be a violation of this Section 2.2(a) if Paragon or its Affiliate, directly or through a Third Party, (1) conducts screening activities solely for purposes of ensuring compliance with this Section 2.2(a), (2) conducts activities in

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accordance with the terms of this Agreement, the Option Agreement, or any other written agreement between the Parties, (3) conducts activities with the prior written consent of Crescent, (4) Develops, Manufactures, Commercializes or otherwise exploits (x) any monospecific Antibody, including any monospecific Antibody included in a Licensed ADC, that is Directed To the Licensed Target other than as part of an ADC, (y) any Multispecific ADC or Multispecific Product, or (z) the ADC Technology and any ADC Components, provided that such ADC Technology and ADC Components are not used in an ADC consisting of a monospecific Antibody that is Directed To the Licensed Target, a linker and a payload.
(b)    Notwithstanding anything herein to the contrary, if a Change of Control occurs with respect to Paragon or its Parent Entity, and the Acquiring Entity (or any of such Acquiring Entity’s successors or assigns, other than the relevant Pre-Existing Entities) as of the Change of Control has a program or product (or rights thereto) that would otherwise violate Section 2.2(a) (each a “COC Program”), then (i) Section 2.2(a) shall not apply with respect to such COC Program, and (ii) such Acquiring Entity will be permitted to continue such COC Program after such Change of Control and such continuation will not constitute a violation of Section 2.2(a), provided, that the Licensed ADC Technology and Confidential Information of Paragon and Crescent relating to the Crescent Products is not used in the COC Program.
(c)    Notwithstanding anything herein to the contrary, if Paragon or its Parent Entity (i) acquires a Third Party entity that has a program or product (or rights thereto) that would otherwise violate Section 2.2(a), or (ii) acquires asset(s) from a Third Party entity that would otherwise violate Section 2.2(a) (each, an “Acquired Program”), then (x) Section 2.2(a) shall not apply with respect to such Acquired Program, and (y) Paragon or its Parent Entity will be permitted to continue such Acquired Program after such acquisition and such continuation will not constitute a violation of Section 2.2(a), provided, that the Licensed ADC Technology and Confidential Information of Paragon and Crescent relating to the Crescent Products is not used in the Acquired Program.
2.3    Sublicenses. Crescent shall have the right to grant sublicenses under the rights granted to it in Section 2.1 to its Affiliates and Third Parties; provided, that (i) each such sublicense shall be granted in writing and the relevant sublicense agreement shall be consistent with all relevant terms, conditions and restrictions of this Agreement, (ii) Crescent will provide Paragon with a true and complete copy of each sublicense agreement and any amendments thereto within [***] following execution thereof (which sublicense agreement and amendments may be redacted except to the extent necessary for Paragon to determine Crescent’s compliance with this Agreement), and (iii) Crescent shall remain responsible for all of its payments and other performance obligations due under this Agreement, notwithstanding any license or sublicense that it may grant.
2.4    No Implied Licenses; Reservation of Rights. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Right of either Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement, and each Party reserves to itself

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all rights not expressly granted under this Agreement. Notwithstanding anything to the contrary under this Agreement, Paragon retains (a) rights under the Licensed ADC Technology to perform its obligations and exercise its rights under this Agreement and the Option Agreement, and (b) the right to Develop, Manufacture. Commercialize or otherwise exploit Multispecific ADCs and Multispecific Products.
2.5    Information Transfer and Support to Crescent. Within [***] after the Effective Date, Paragon shall provide Crescent with the Licensed Project ADC Results and the Licensed Project ADC Information in existence as of the Effective Date not already provided to Crescent under the Option Agreement. Additionally, on a continuing basis during the term of the Research Program, within [***] after additional Licensed Project ADC Results or Licensed Project ADC Information come into existence or are identified by Paragon, Paragon shall disclose and transfer such additional Licensed Project ADC Results and Licensed Project ADC Information to Crescent. Each Party shall bear all costs and expenses incurred by such Party in connection with the disclosure and transfer of any Licensed Project ADC Results and Licensed Project ADC Information as set forth above. During the first [***] after completion of the Research Program, in the event Crescent makes any reasonable request for assistance in order to understand the Licensed Project ADC Technology or the Licensed ADC Technology or use the Licensed Project ADC Technology or the Licensed ADC Technology to continue the uninterrupted Development of the Licensed ADCs, Paragon shall provide up to [***] (approximately [***]) of such assistance, at [***] cost and expense at the then applicable [***] Rate (as defined in the Option Agreement) under the Option Agreement. Paragon shall consider and discuss [***] any additional requests for assistance made by Crescent, which assistance may be provided upon mutual agreement of the Parties.
2.6    Third Party In-Licenses. Crescent acknowledges and agrees that (a) Paragon may enter into additional in-license agreements after the Effective Date and the Patents licensed to Paragon under such in-license agreements may be included within the Licensed Project ADC Patents or Other Licensed Patents licensed to Crescent under Section 2.1 if Crescent agrees in writing to reimburse Paragon for royalties or other consideration due under such in-license agreement for the Development, Manufacture, Commercialization or other exploitation of a Product or Multispecific Product, as applicable under Section 2.1, in the Territory in connection with a grant to Crescent of a sublicense under such Patents (the “Reimbursement Obligation”), (b) if such Patents are sublicensed to Crescent under Section 2.1, then the licenses and rights to be granted by Paragon to Crescent under this Agreement shall be subject to and limited by the terms of the corresponding in-license agreement(s) entered into by Paragon or its Affiliate (each, a “Paragon Third Party Agreement”), and (c) Crescent shall comply with the terms of the Paragon Third Party Agreements to the extent applicable to Crescent as a sublicensee and relevant to the licenses and rights granted by Paragon to Crescent under this Agreement. In the event of any conflict between the terms of this Agreement and any Paragon Third Party Agreement, the terms of such Paragon Third Party Agreement shall control to the extent necessary for the Parties to maintain compliance with such Paragon Third Party Agreement. Crescent shall comply with the Reimbursement Obligation by paying to Paragon any amounts subject to the Reimbursement Obligation at least [***] prior to the date when such amounts are

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payable by Paragon to the counterparty licensor under the applicable Paragon Third Party Agreement.
2.7    Use of Paragon’s IP and Confidential Information. Notwithstanding any provision of this Agreement to the contrary, Crescent shall have no right or license to use the Licensed Project ADC Technology, the Licensed ADC Technology, the Other Licensed Patents or any other Intellectual Property Rights, ADCs, or Antibodies owned or controlled by Paragon, or Paragon’s Confidential Information, to discover, generate, identify, characterize or conjugate any ADCs, ADC based products, Antibodies, or Antibody based products other than the Crescent Products.
ARTICLE III
DEVELOPMENT, MANUFACTURING & COMMERCIALIZATION.
3.1    Crescent Responsibilities.
(a)    As between the Parties, Crescent shall be solely responsible for all aspects of the Development, Manufacturing, and Commercialization of the Crescent Products in the Field in the Territory during the Term, including distribution, product positioning, product strategy, product branding, core messaging, marketing, promotion, detailing activities and all decisions relating to the setting of prices in the Territory; invoicing and booking sales, and establishing all terms of sale, and all regulatory activities.
(b)    As between the Parties, Crescent shall be solely responsible for selection, registration and maintenance of all trademarks associated with the Crescent Products in the Field in the Territory. As between the Parties, Crescent shall solely own such trademarks in the Territory and pay all relevant costs thereof.
3.2    Regulatory. As between the Parties, Crescent shall control the regulatory strategy, regulatory filings, regulatory activities (including clinical trials for Crescent Products) and communication with each Regulatory Authority for the Crescent Products in the Field in the Territory. Crescent shall have the right to reference any relevant data included in the Licensed ADC Technology for the purposes of regulatory filings and safety reporting for the Crescent Products, including all nonclinical data, pre-approval and post-approval clinical use data, and regulatory data with respect thereto. Crescent or its designee shall be the party to file an application to each applicable Regulatory Authority in the Territory for, and to obtain and maintain, in its own name, the Regulatory Approval of the Crescent Products in each country in the Territory.
3.3    Diligence; Reporting. Crescent shall use Commercially Reasonable Efforts (a) to Develop and seek Regulatory Approval for at least one Crescent Product in the Field in the United States and at least one other Major Market Country, and (b) upon receipt of Regulatory Approval for a given Crescent Product in a given country, to Commercialize such Crescent Product in such country, in each case ((a) or (b)) either by itself or through its Affiliates or

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Sublicensees or its or their respective contractors. Additionally, on or before [***] of each year during the Term, Crescent shall deliver to Paragon a report summarizing its material development efforts with respect to any Crescent Products, including a summary of current and anticipated preclinical and clinical activities, a summary of the status of any regulatory filings and anticipated regulatory filings, and achievement of any Milestones, during the preceding [***].
ARTICLE IV
FINANCIAL TERMS.
4.1    Milestone Payments. On a Crescent Product-by-Crescent Product basis, Crescent shall make the following one-time non-refundable, non-creditable payments to Paragon (or to such other designee(s), as requested by Paragon) (each payment, a “Milestone Payment”), based on the achievement of the corresponding milestone (each, a “Milestone”) by Crescent, its Affiliates, or its Sublicensees with respect to the first occurrence of such Milestone with respect to each Crescent Product. Crescent shall, within [***] days after it or its Affiliates achieve such Milestone or within [***] days after it learns that its or its Affiliate’s Sublicensee has achieved such Milestone, make the corresponding Milestone Payment to Paragon or Paragon’s designee(s). Each Milestone Payment shall be paid no more than once per Crescent Product, and Crescent’s total Milestone Payments hereunder per Crescent Product shall not exceed Forty-Six Million Dollars ($46,000,000). For avoidance of doubt, upon achievement of any Milestone for a Crescent Product, all prior unachieved Milestones for such Crescent Product shall be deemed thereby achieved and, if the Milestone Payment for any such prior Milestone has not previously been paid under this Agreement or pursuant to Section 5.3 of the Option Agreement for such Crescent Product, it shall thereupon also be paid at the same time that the Milestone Payment for such subsequent achieved Milestone is paid.

	Milestone	Milestone Payment

#1	Achievement of Development Candidate	Five Million Dollars ($5,000,000)

#2	First dosing of a human patient in a Phase I Trial of a Crescent Product	Five Million Dollars ($5,000,000)

#3	First dosing of a human patient in a Phase II Trial of a Crescent Product	Six Million Dollars ($6,000,000)

#4	First dosing of a human patient in a Phase III Trial of a Crescent Product	Ten Million Dollars ($10,000,000)

#5	Receipt of Regulatory Approval from the FDA of a Crescent Product	Twenty Million Dollars ($20,000,000)

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4.2    Royalties.
(a)    Royalty Rate for Crescent Products. Subject to the terms of this Section 4.2, during the applicable Royalty Term (which shall be measured on a country-by-country and Crescent Product-by-Crescent Product basis), Crescent shall pay non-refundable non-creditable tiered royalties to Paragon (or to such other designee(s), as requested by Paragon) as set forth in the table below on annual Net Sales of all Crescent Products sold by Crescent, its Affiliates or its Sublicensees in the Field in the Territory (the “Royalty Payments”).

Annual Net Sales of the Crescent Products in a Given Calendar Year	Royalty Rate
Portion of annual Net Sales of the Crescent Products in a given Calendar Year of more than $[***] but up to and including $[***]	[***]%
Portion of annual Net Sales of the Crescent Products in a given Calendar Year of more than $[***], up to and including $[***]	[***]%
Portion of annual Net Sales of the Crescent Products in a given Calendar Year of more than $[***]	[***]%
(b)    Royalty Reductions for No Valid Claim. If, during any Calendar Quarter during the Royalty Term for a particular Crescent Product in a particular country, no Valid Claim of a Licensed Project ADC Patent, Licensed ADC Patent, a Background ADC Patent or Other Licensed Patent Covers the Manufacture or Commercialization of such Crescent Product in such country, then the applicable royalty rate for the Royalty Payments set forth in this Section 4.2 for such Calendar Quarter shall be reduced by [***] percent ([***]%).
4.3    Payment Reports. Within [***] days after the end of the [***], Crescent shall provide to Paragon a written report, on a [***] basis, stating the [***]; the [***], [***]; and [***], including [***]. All Royalty Payments described in such written report shall be made by Crescent at the same time it submits such written report to Paragon.
4.4    Payment Method. All payments due under this Agreement to Paragon shall be made in U.S. Dollars by bank wire transfer in funds to an account designated by Paragon from time to time reasonably in advance of any payment due date.
4.5    Taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Applicable Law to be withheld or deducted from any Royalty Payments, Milestone Payments or other payments made by Crescent to Paragon or its designee(s) under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Crescent is required to deduct and withhold taxes on any payment to Paragon or its designee(s), Crescent shall (a) deduct such taxes from such payment to Paragon or its designee(s), (b) pay the amounts of such taxes to the proper government authority in a timely manner, and (c) promptly submit to

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Paragon an official tax certificate or other available evidence of such withholding sufficient to enable Paragon or its designee(s) to claim such payment of taxes. For the avoidance of doubt, Crescent’s remittance of such withheld amounts to the appropriate governmental authority, together with payment to Paragon or its designee(s) of the remaining amount owed, shall constitute full satisfaction of the applicable payment due to Paragon. Crescent shall provide Paragon with reasonable assistance in order to allow Paragon or its designee(s) to recover, as permitted by Applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Paragon shall promptly provide Crescent with any requested tax forms that may be reasonably necessary in order for Crescent to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty.
4.6    Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the exchange rates reported on the [***] Business Day prior the payment due date for the purchase and sale of Dollars, as reported by the Wall Street Journal (East Coast Edition).
4.7    Late Payments. Any amount owed by Crescent to Paragon under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the per annum rate of [***] percentage point above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a [***] basis, or, if lower, the highest rate permitted under Applicable Law.
4.8    Blocked Currency. If by Applicable Law of a country in which Net Sales occurred, conversion of funds into Dollars or transfer of funds from such country to the United States is restricted, forbidden or delayed for more than [***] days, then Crescent can elect, at its sole discretion, that the amounts accrued in such country and owed by Crescent to Paragon under this Agreement shall be paid to Paragon in such country in local currency by deposit in a local bank designated by Paragon, unless the Parties otherwise agree in writing.
4.9    Records; Inspection.
(a)    Crescent shall, and shall cause its applicable Affiliates to, create and keep complete and accurate records of its sales and other dispositions of all Crescent Products, including all records that are reasonably necessary for the purposes of calculating all payments due under this Agreement.
(b)    Upon reasonable advance written notice to Crescent, Paragon shall have the right to retain a nationally recognized (in the US) independent certified public accounting firm to perform on behalf of Paragon an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP), of such books and records of Crescent or its applicable Affiliates as may be reasonably necessary to verify the accuracy of any reports provided pursuant

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to Section 4.2(b) hereunder for any Calendar Quarter ending not more than [***] calendar months prior to the date of such request. Such audits shall not occur more frequently than [***] in each Calendar Year and shall not be conducted more than [***] with respect to any reporting period, in each case other than for cause. All information disclosed or observed during any audit pursuant to this Section 4.9 shall be the Confidential Information of Crescent, and Paragon shall cause the accounting firm to retain all such information as Confidential Information, including, if requested by Crescent, by requiring such accounting firm to enter into a customary confidentiality agreement with Crescent prior to the initiation of any such audit.
(c)    Upon completion of any audit hereunder, the accounting firm shall provide both Crescent and Paragon a written report disclosing whether the reports submitted by Crescent are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information regarding Crescent’s records shall be provided to Paragon.
(d)    Paragon shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment by Crescent that exceeds [***] percent ([***]%) of the total owed for such payment or payment period, as applicable, then Crescent shall reimburse Paragon or its designee(s) for the amounts actually paid to such accounting firm for performing such audit.
(e)    If such accounting firm concludes that Crescent has in aggregate underpaid amounts owed to Paragon during the audited period, Crescent shall pay Paragon or its designee(s) the amount of the discrepancy within [***] days of the date Paragon delivers to Crescent such accounting firm’s written report and an invoice for such amounts. If such accounting firm concludes that Crescent has in aggregate overpaid amounts owed to Paragon during the audited period, then Crescent may, at its election, either credit such overpaid amount against any future payment obligation to Paragon or require Paragon to refund such amounts within [***] days.
ARTICLE V
INTELLECTUAL PROPERTY.
5.1    Ownership. As between the Parties, each Party will own and retain all right, title and interest in and to all Intellectual Property Rights owned or controlled by such Party as of the Effective Date or that come into the ownership or control of such Party during the Term outside the scope of this Agreement. Other than rights granted by Paragon to Crescent under this Agreement with respect to the Licensed Project ADC Technology, the Licensed ADC Technology, and the Other Licensed Patents, nothing in this Agreement shall affect Paragon’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Paragon or its Affiliates, now or in the future. Other than rights granted by Crescent to Paragon under this Agreement with respect to the Crescent Intellectual Property, nothing in this

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Agreement shall affect Crescent’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Crescent or its Affiliates, now or in the future.
5.2    Patent Prosecution.
(a)    Prosecution Generally. For the purpose of this Article V, “prosecute” and “prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any board of appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings and applications for patent term extensions and the like.
(b)    Prosecution of Licensed Project ADC Patents. As between the Parties, (1) with respect to any Licensed Project ADC Patents that have been filed as of the Effective Date, Crescent shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Project ADC Patents, in each case, at Crescent’s sole expense, and (2) with respect to any Licensed Project ADC Patents that are filed after the Effective Date, (x) Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Project ADC Patents until the date on which the Final Deliverable (as defined in the Option Agreement) for the Research Program is delivered to Crescent, and (y) following the date on which the Final Deliverable for the Research Program is delivered to Crescent, then Crescent shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining such Licensed Project ADC Patents, in each case, at Crescent’s sole expense.
(i)    Coordination.
(A)    With respect to any Licensed Project ADC Patents for which Crescent has the right to prepare, file, prosecute and maintain, Crescent shall provide Paragon with copies of all material correspondence from and to any patent office relating to such Licensed Project ADC Patents, and Crescent shall provide Paragon with drafts of all proposed filings to any patent office with respect to such Licensed Project ADC Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment. Crescent will take into consideration Paragon’s reasonable comments prior to submitting such filings.
(B)    With respect to any Licensed Project ADC Patents for which Paragon has the right to prepare, file, prosecute and maintain, Paragon shall provide Crescent with copies of all material correspondence from and to any patent office relating to such Licensed Project ADC Patents, and Paragon shall provide Crescent with drafts of all proposed filings to any patent office with respect to such Licensed Project ADC Patents in reasonably adequate time before submission of such filings for Crescent’s review and comment. Paragon will take into consideration Crescent’s reasonable comments prior to submitting such filings.

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(ii)    Backup Right to Prosecute.
(A)    Crescent shall notify Paragon of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Project ADC Patent anywhere in the Territory. Crescent shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Project ADC Patent. In such event, Paragon shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Project ADC Patent, at Paragon’s expense.
(B)    Paragon shall notify Crescent of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Project ADC Patent anywhere in the Territory. Paragon shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Project ADC Patent. In such event, Crescent shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Project ADC Patent, at Crescent’s expense.
(iii)    Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, prosecution and maintenance of Licensed Project ADC Patents, including in each case by providing the prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork.
(c)    Prosecution by Paragon. Except with respect to Licensed Project ADC Patents (which are addressed in Section 5.2(b)), Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining any Patents (including the Licensed ADC Patents, the Background ADC Patents and the Other Licensed Patents) that it owns or otherwise controls (the “Paragon Patents”). Paragon’s prosecution of any Paragon Patents shall be at Paragon’s sole expense.
(d)    Patent Prosecution Costs Prior to the Effective Date. Crescent shall promptly reimburse Paragon for any actual costs and expenses reasonably incurred by Paragon that are related to the prosecution of any Licensed Project ADC Patents or Licensed ADC Patents prior to the Effective Date that have not been reimbursed by Crescent under the Option Agreement. Crescent will promptly reimburse Paragon for any future prosecution costs and expenses incurred by Paragon with respect to the Licensed Project ADC Patents and the Licensed ADC Patents.
(e)    CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under Article V of this Agreement, without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, it will notify the other Party and the other

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Party will cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a joint research agreement (JRA) as defined in the CREATE Act.
(f)    Disclosure of Crescent Antibody Patents. Upon the request of Paragon, Crescent shall deliver to Paragon a list of the then-existing Crescent Antibody Patents.
5.3    Patent Enforcement and Defense.
(a)    Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party (“Patent Infringement”) of any Licensed Project ADC Patent or Licensed ADC Patent and any known or suspected challenge by a Third Party against the validity or enforceability (“Patent Challenge”) of any Licensed Project ADC Patent or Licensed ADC Patent within [***] days after such Patent Infringement or Patent Challenge comes to such Party’s attention.
(b)    Crescent’s First Right to Enforce or Defend. Crescent shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Licensed Project ADC Patents in the Territory at its own expense and discretion as it reasonably determines appropriate. Crescent shall keep Paragon informed and reasonably consult with Paragon in the course of such legal action. Paragon shall have the right to be represented in any such legal action by counsel of its choice at its own expense.
(c)    Paragon’s First Right to Enforce or Defend. Paragon shall have the sole right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Paragon Patents in the Territory at its own expense and discretion as it reasonably determines appropriate.
(d)    Settlement. In connection with any such legal action or proceeding, Crescent shall not enter into any settlement admitting the invalidity or unenforceability of Licensed Project ADC Patents without the prior written consent of Paragon (such consent not to be unreasonably conditioned, withheld, or delayed).
(e)    Paragon’s Backup Right to Enforce or Defend. If Crescent does not initiate a legal action for Patent Infringement or Patent Challenge with respect to any Licensed Project ADC Patent within [***] days after a notice of such Patent Infringement or Patent Challenge under Section 5.3(a), then Paragon shall have a backup right, but not the obligation, to initiate such legal action at its own expense.
(f)    Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Crescent or Paragon hereunder relating to Patent Infringement or Patent Challenge of the Licensed Project ADC Patents, including pursuant to a settlement, shall be

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applied as follows: (i) first to reimburse the [***] of each of the Parties in such action; and (ii) second, any amounts remaining after paying the amounts due each Party under clause (i) (the “Remaining Recovery”) shall be allocated as follows: (1) [***]; or (2) [***].
(g)    Cooperation with Patent Enforcement. At the request of the enforcing Party (and at the requesting Party’s expense), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.3, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action at its own expense.
5.4    Third Party Patent Proceedings.
(a)    Crescent’s Right to Challenge Third Party Patents. Crescent shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary or useful to Develop, Manufacture, Commercialize or otherwise exploit any Crescent Product.
(b)    Cooperation by Paragon. At the request of Crescent, Paragon shall cooperate and provide any information or assistance in connection with any legal action under this Section 5.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the action at Crescent’s cost and expense.
5.5    Common Interest Agreement. At the request of either Party to conduct the activities under this Article V, the Parties shall cooperate [***] to enter into a customary common-interest agreement intended to preserve attorney-client privilege with respect to disclosures and communications by or on behalf of either Party or its Affiliates in connection with such activities.
ARTICLE VI
PROTECTION OF CONFIDENTIAL INFORMATION.
6.1    Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information, provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this

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Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.
6.2    Exceptions. The Receiving Party’s obligations under Section 6.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.
6.3    Authorized Disclosure. Notwithstanding the provisions of this Article VI, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:
(a)    required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange, provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or
(b)    reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, or obtain or maintain approval to conduct clinical trials or Regulatory Approvals, in each case, in accordance with this Agreement; or
(c)    under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)): (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder and the right to Develop, Manufacture, Commercialize and otherwise exploit Antibodies and products to which it has rights hereunder, or (ii) to actual or bona fide

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potential licensees, acquirers, merger partners, assignees, collaborators, investment bankers, investors or lenders.
6.4    Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 6.3, and except that both Parties may disclose this Agreement and its terms to its legal, financial and investment banking advisors; bona fide potential and actual investors, acquirers, merger partners, assignees, collaborators, investment bankers, lenders, licensees, sublicensees or strategic partners in connection with license or partnering transactions, due diligence or similar investigations by such Third Parties or in confidential financing documents; and counsel or other advisors for the foregoing; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article VI (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).
6.5    Publicity. Neither Party will generate or allow any publicity regarding this Agreement or the transactions contemplated hereunder without the other Party first approving such press release or publication in writing, except for any public disclosure by or on behalf of a Party that is, in the opinion of such Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of such Party are listed (or to which an application for listing has been submitted) and except that a Party may, once a press release or other public written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other public written statement without the further approval of the other Party.
6.6    Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party, subject to the receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES.
7.1    Mutual Representations. Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with

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any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.
7.2    Representations of Paragon. Paragon hereby represents and warrants to Crescent as of the Effective Date that:
(a)    Paragon has set forth, in Exhibit A, a complete and accurate list of all the Licensed Project ADC Patents existing as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date and status);
(b)    Paragon has properly filed, prosecuted and maintained the Licensed Project ADC Patents existing as of the Effective Date;
(c)    Paragon has complied with all duties of disclosure and has not engaged in any inequitable conduct with respect to all Licensed Project ADC Patents existing as of the Effective Date;
(d)    all Licensed Project ADC Patents listed in Exhibit A that have been issued as of the Effective Date are in full force and effect and are, to Paragon’s knowledge, valid and enforceable;
(e)    there are no judgments against or awards or settlements against Paragon or any of its Affiliates, and there are no claims, actions, or proceedings pending or, to Paragon’s knowledge, threatened, nor to Paragon’s knowledge are there any formal inquiries initiated or written notices received that are reasonably likely to lead to the institution of any such legal proceedings, in each case (i) relating to any Licensed ADCs or Licensed Project ADC Technology or alleging that any Third Party has any right to or under any Licensed ADCs or Licensed Project ADC Technology that would conflict with the rights granted in this Agreement; or (ii) alleging that any Licensed Project ADC Patent is unpatentable, invalid, unenforceable or infringed;
(f)    all of Paragon’s and its Affiliates’ employees, officers, subcontractors and consultants: (i) have assigned, or are under contractual obligations to assign, to Paragon all inventions conceived, reduced to practice or otherwise related to the Licensed ADCs or Licensed Project ADC Technology; (ii) to Paragon’s knowledge, have no obligations under agreements or Applicable Law to assign any interest in any such inventions to any Third Party; and (iii) have existing obligations under agreements or Applicable Law to maintain as confidential Paragon’s Confidential Information as well as confidential information of other parties (including of Crescent and its Affiliates);
(g)    none of Paragon, its Representatives, or any other person used by Paragon in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or

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non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Crescent in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened; and
(h)    no funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any Licensed Project ADC Technology, and neither Paragon nor any of its Affiliates has entered into a government funding relationship that would result in rights to any Crescent Products residing in the U.S. Government, the National Institutes of Health, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory.
7.3    DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.
ARTICLE VIII
TERM; TERMINATION.
8.1    Term. The term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country and Crescent Product-by-Crescent Product basis on the expiration of the Royalty Term for such Crescent Product in such country, in each case, unless earlier terminated by a Party as set forth below in this Article VIII (the “Term”). Upon expiration (but not termination) of the Agreement, the licenses granted in Section 2.1 shall survive and become royalty-free, fully paid-up, perpetual and irrevocable with respect to the applicable Crescent Product in the applicable country.
8.2    Termination by Crescent. Crescent shall have the right to terminate this Agreement for any or no reason upon sixty (60) days’ prior written notice to Paragon.
8.3    Material Breach. Either Party may terminate this Agreement in its entirety for the material breach of this Agreement by the other Party, if such material breach remains uncured ninety (90) days (or thirty (30) days with respect to any failure to make any payments owing to a Party hereunder) following notice from the non-breaching Party to the breaching Party specifying such breach, provided, that, in the event of a dispute regarding the existence or

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cure of a material breach, no termination shall become effective until such dispute is finally resolved pursuant to Section 10.7 in favor of the non-breaching Party and the breaching Party fails to cure such material breach within ninety (90) days (or thirty (30) days with respect to any failure to make any payments owing to a Party hereunder) thereafter.
8.4    Insolvency. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [***] days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.
8.5    Effect of Termination of this Agreement. If this Agreement terminates for any reason (excluding expiration under Section 8.1), then the following shall apply:
(a)    Except as expressly set forth in Section 8.1, all licenses and other rights granted by Paragon to Crescent under this Agreement shall terminate, except as required for Crescent, its Affiliates and/or its Sublicensees to perform any of its obligations that survive termination, including to continue to complete or wind down any ongoing clinical trials for any Crescent Product, as may be required by Applicable Law or ethical principles.
(b)    No later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article VI of this Agreement.
(c)    Upon Paragon’s written request to Crescent, Paragon and Crescent shall [***] discuss [***], for a period of up to [***] days following such written request, terms and conditions under which Crescent may be willing to grant to Paragon [***], [***] license under the Crescent Intellectual Property to Develop, Manufacture, Commercialize and otherwise exploit the Crescent Products in the Field in the Territory (“Reversion Products”), as well as the potential transfer of materials, ongoing clinical trials and applicable regulatory filings and relevant data generated by Crescent with respect to the Reversion Products and necessary for the

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Development, Manufacture, Commercialization or other exploitation of such Reversion Products, such agreement to include commercially reasonable financial and other terms, which terms shall take into consideration Crescent’s contributions made in the Development, Manufacture, Commercialization and other exploitation of the Reversion Products.
8.6    Survival of Sublicenses. Upon termination of this Agreement, at the written request of any Sublicensee who is not then in breach of its sublicense agreement, such sublicense agreement will survive such termination of this Agreement, and Paragon will negotiate [***] the terms and conditions of a direct license with such Sublicensee that is consistent with the terms of this Agreement (as adjusted for the scope of license, products, field of use and other provisions of the original sublicense). For clarity, Paragon shall have no obligation with respect to any Sublicensee that is greater than or in addition to the obligations of Paragon to Crescent under this Agreement.
8.7    Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article I (Definitions); Section 2.1 (License Grants from Paragon) (upon expiration (but not termination) of this Agreement as set forth in Section 8.1 (Term)); Section 2.3 (Sublicenses) (with respect to any payments or other performance obligations prior to conversion (if any) to a direct license pursuant to Section 8.6); Section 2.4 (No Implied Licenses; Reservation of Rights); Sections 4.1 (Milestone Payments) and 4.2 (Royalties) (with respect to any outstanding payment obligations that have accrued prior to the date of termination or expiration); Section 4.3 (Payment Reports) (with respect any Royalty Payments that have accrued prior to the date of termination or expiration); Section 4.4 (Payment Method) to 4.8 (Blocked Currency) (for the duration of any outstanding payment obligations under this Agreement); Section 4.9 (Records; Inspection) (for the duration set forth therein); Section 5.1 (Ownership); Section 7.3 (Disclaimer of Warranties); Article VI (Protection of Confidential Information) (for the duration set forth therein); Section 8.5 (Effect of Termination of this Agreement); Section 8.6 (Survival of Sublicenses); Section 8.7 (Accrued Rights; Survival); Article IX (Indemnification); and Article X (Miscellaneous).
ARTICLE IX
INDEMNIFICATION.
9.1    By Crescent. Crescent hereby agrees to defend, indemnify and hold harmless Paragon, its Affiliates and its or their Representatives (each, an “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may

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become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Crescent Indemnitee in the performance of this Agreement; (b) Crescent’s breach of any of its representations, warranties or covenants under this Agreement; or (c) Crescent’s Development, Manufacture, Commercialization or other exploitation of Crescent Products (but, for clarity, excluding any activities conducted by Paragon under this Agreement or the Option Agreement), in each case ((a) to (c)), except in each case to the extent that any such Losses are indemnifiable by Paragon under Section 9.2.
9.2    By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Crescent, its Affiliates, and its or their Representatives (each, an “Crescent Indemnitee”) from and against any and all Losses to which any Crescent Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) Paragon’s breach of any of its representations, warranties or covenants under this Agreement; in each case ((a) to (b)), except in each case to the extent that any such Losses are indemnifiable by Crescent under Section 9.1.
9.3    Indemnification Procedures. The Party claiming indemnity under this Article IX (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the Third Party Claim for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify and hold harmless pursuant to Section 9.1 or Section 9.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 9.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] days after receipt of the notice of the Claim, provided, that (a) it agrees to indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; and (c) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any

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settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article IX to obtain indemnification from the Indemnifying Party.
9.4    Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE VI, FRAUD OR WILLFUL MISCONDUCT OR FOR INDEMNIFICATION CLAIMS UNDER THIS ARTICLE IX, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
9.5    Insurance. Crescent shall maintain at its expense insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder, and Crescent acknowledges and agrees that the maintenance of such insurance coverage shall not relieve Crescent of its obligations under this Agreement.
ARTICLE X
MISCELLANEOUS.
10.1    Independent Contractor Relationship. Paragon’s relationship with Crescent is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Neither Party is an agent of the other Party or authorized to make any representation, contract, or commitment on behalf of the other Party.
10.2    Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law (in each case, a “Force Majeure”). The Party affected by a Force Majeure will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the affected Party.
10.3    Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with

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respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.
10.4    Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
10.5    Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
10.6    Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that (a) Paragon may assign to an Affiliate or a Third Party its rights to receive some or all of the payments payable hereunder together with the right to receive Confidential Information of Crescent, subject to compliance with commercially reasonable confidentiality and non-use obligations; and (b) either Party may assign this Agreement without the other Party’s consent to (i) its Affiliates or (ii) its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The assigning Party shall provide the other Party with prompt written notice of any such assignment. Except for an assignment pursuant to clause (a) above, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 10.6. Any assignment not in accordance with this Agreement shall be void.
10.7    Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article VI or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”). In the event of the occurrence of any

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Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:
(a)    The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.
(b)    The Dispute will be referred to the then Chief Executive Officer of Paragon (or such individual’s designee) and the then Chief Executive Officer of Crescent (or such individual’s designee) who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.
(c)    If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 10.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 10.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 10.7 will be deemed the Confidential Information of both Parties.
(d)    Nothing in this Section 10.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this

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Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
(e)    The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose, provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits, and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
10.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.
10.9    Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 10.9, the Party shall send a copy of such notice by email to the other Party.
If to Paragon:   Paragon Therapeutics, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham, MA 02453
Attn: Chief Legal Officer
Email: [***]
If to Crescent: Crescent Biopharma, Inc.
300 Fifth Avenue
Suite 1010
Waltham, MA 02451
Attn: General Counsel
Email: [***]

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10.10    Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or.” The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any exhibit, the terms and conditions of this Agreement will prevail.
10.11    No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and except as set forth in Article IX, no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.
10.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

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10.13    Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
10.14    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
10.15    Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
10.16    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
10.17    Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates, subject to the terms of this Agreement. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VI, and shall be subject to the intellectual property provisions of Article V as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.
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IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

PARAGON THERAPEUTICS, INC.		CRESCENT BIOPHARMA, INC.

By:	/s/ Keri Lantz	By:	/s/ Joshua Brumm
Name:	Keri Lantz	Name:	Joshua Brumm
Title:	Chief Financial Officer	Title:	Chief Executive Officer
[SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBIT A
LIST OF LICENSED PROJECT ADC PATENTS
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[EXHIBIT A TO LICENSE AGREEMENT]